Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Heather Beardsley	The Plunkett Group
+1 610-208-2278	Brad Edwards
hbeardsley@cartech.com	+1 914-582-4187
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS FIRST QUARTER

FISCAL YEAR 2023 RESULTS

First Quarter Highlights

Backlog up 10% sequentially and 155% year-over-year

Net sales up 35% year-over-year; net sales excluding surcharge up 20% year-over-year

Earnings per share of ($0.14) improved from earnings per share of ($0.31) in prior year period

PHILADELPHIA – October 27, 2022 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal first quarter ended September 30, 2022. For the quarter, the Company reported a net loss of $6.9 million, or $0.14 loss per diluted share.

“Demand in each of our end-use markets remains strong, with our backlog up 10 percent sequentially and 155 percent year-over-year,” said Tony R. Thene, President and CEO of Carpenter Technology. “The demand is led by the Aerospace and Defense end-use market as the entire aerospace industry supply chain ramps to meet current OEM build rates. Our Aerospace and Defense end-use market backlog has increased 190 percent compared to the same quarter of last year.”

“From a segment perspective, the Specialty Alloy Operations (“SAO”) segment finished the first quarter of fiscal year 2023 at the upper end of our expected range, driven by the aerospace growth and continued improvement in our operations. The Performance Engineered Products (“PEP”) segment came in slightly below our expectations due to delayed shipments caused by Hurricane Ian at our Dynamet facility in Florida.”

“Looking ahead, as we have stated before, we expect to deliver operating income at fiscal year 2019 run rate by the fourth quarter of fiscal year 2023. We remain confident as we continue to see strength across our end-use markets with order entry activity driving backlog growth, and with continued improvement in our operations enabling incremental net sales improvements as we make our way through the balance of fiscal year 2023.”

Financial Highlights

($ in millions except per share amounts)	Q1 FY2023	Q1 FY2022	Q4 FY2022
Net sales	$522.9	$387.6	$563.8
Net sales excluding surcharge (a)	$375.7	$312.9	$403.2
Operating income (loss)	$8.3	$(19.1)	$24.6
Adjusted operating income (loss) excluding special items (a)	$8.3	$(17.5)	$14.9
Net (loss) income	$(6.9)	$(14.8)	$2.6
(Loss) earnings per share	$(0.14)	$(0.31)	$0.05
Adjusted (loss) earnings per share (a)	$(0.14)	$(0.28)	$0.00
Net cash (used for) provided from operating activities	$(78.0)	$(47.0)	$106.9
Free cash flow (a)	$(101.3)	$(71.2)	$64.6

(a)	Non-GAAP financial measures explained in the attached tables

Net sales for the first quarter of fiscal year 2023 were $522.9 million, compared with $387.6 million in the first quarter of fiscal year 2022, an increase of $135.3 million (or 35 percent), on a 3 percent increase in shipment volume. Net sales excluding surcharge were $375.7 million, an increase of $62.8 million (or 20 percent) from the same period a year ago. The year-over-year increase reflects increasing demand combined with an improving product mix and favorable pricing.

Operating income was $8.3 million compared to operating loss of $19.1 million in the prior year period. Earnings per share in the first quarter of fiscal year 2023 was a loss of $0.14 compared to loss of $0.31 in the prior year first quarter. The improvement in operating income and earnings per share is primarily the result of increased sales as activity levels continued to ramp to meet improving market conditions in key end-use markets compared to the prior year period.

Cash used for operating activities in the first quarter of fiscal year 2023 was $78.0 million compared to $47.0 million in the same quarter last year. Free cash flow in the first quarter of fiscal year 2023 was negative $101.3 million, compared to negative $71.2 million in the same quarter last year. The decrease in operating cash flow and free cash flow is from higher inventory to meet growing demand partially offset by improved earnings in the current year quarter compared to the prior year period. Capital expenditures in the first quarter of fiscal year 2023 were $13.5 million, compared to $14.4 million in the same quarter last year.

Total liquidity, including cash and available borrowing under the Company’s credit facility, was $350.8 million at the end of the first quarter of fiscal year 2023. This consisted of $52.6 million of cash and $298.2 million of available borrowing under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, October 27, 2022, at 10:00 a.m. ET, to discuss the financial results of operations for the first quarter of fiscal year 2023. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2022, and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) uncertainty regarding the return to service of the Boeing 737 MAX aircraft and the related supply chain disruption; (17) potential impacts of the COVID-19 pandemic on our operations, financial results and financial position; (18) our efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter in place orders and business closures, and the related impact on resource allocations and manufacturing and supply chains; (19) our ability to execute our business continuity, operational, budget and fiscal plans in light of the COVID-19 pandemic; and (20) our ability to successfully carry out restructuring and business exit activities on the expected terms and timelines. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2022	2021
NET SALES	$522.9	$387.6
Cost of sales	468.1	362.4

Gross profit	54.8	25.2

Selling, general and administrative expenses	46.5	44.3

Operating income (loss)	8.3	(19.1)

Interest expense, net	12.6	10.2
Other expense (income), net	3.5	(4.1)

Loss before income taxes	(7.8)	(25.2)
Income tax benefit	(0.9)	(10.4)

NET LOSS	$(6.9)	$(14.8)

LOSS PER COMMON SHARE:
Basic	$(0.14)	$(0.31)

Diluted	$(0.14)	$(0.31)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48.7	48.5

Diluted	48.7	48.5

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES
Net loss	$(6.9)	$(14.8)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	32.3	32.5
Deferred income taxes	(2.2)	(8.0)
Net pension expense (income)	5.0	(1.8)
Share-based compensation expense	3.6	2.8
Net loss on disposals of property, plant and equipment	0.3	—
Changes in working capital and other:
Accounts receivable	(12.1)	(3.8)
Inventories	(121.2)	(66.5)
Other current assets	(11.5)	(13.2)
Accounts payable	46.7	69.3
Accrued liabilities	(11.9)	(41.7)
Pension plan contributions	—	(0.2)
Other postretirement plan contributions	(0.3)	(0.7)
Other, net	0.2	(0.9)

Net cash used for operating activities	(78.0)	(47.0)

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(13.5)	(14.4)

Net cash used for investing activities	(13.5)	(14.4)

FINANCING ACTIVITIES
Dividends paid	(9.8)	(9.8)
Withholding tax payments on share-based compensation awards	(3.2)	(3.0)

Net cash used for financing activities	(13.0)	(12.8)

Effect of exchange rate changes on cash and cash equivalents	2.9	—

DECREASE IN CASH AND CASH EQUIVALENTS	(101.6)	(74.2)
Cash and cash equivalents at beginning of year	154.2	287.4

Cash and cash equivalents at end of period	$52.6	$213.2

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 30, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$52.6	$154.2
Accounts receivable, net	390.2	382.3
Inventories	616.1	496.1
Other current assets	92.6	86.8

Total current assets	1,151.5	1,119.4
Property, plant and equipment, net	1,402.0	1,420.8
Goodwill	241.4	241.4
Other intangibles, net	32.8	35.2
Deferred income taxes	5.1	5.7
Other assets	107.1	109.8

Total assets	$2,939.9	$2,932.3

LIABILITIES
Current liabilities:
Accounts payable	288.0	242.1
Accrued liabilities	122.9	133.5

Total current liabilities	410.9	375.6
Long-term debt	692.1	691.8
Accrued pension liabilities	198.0	196.6
Accrued postretirement benefits	78.3	77.4
Deferred income taxes	158.3	162.4
Other liabilities	95.5	98.0

Total liabilities	1,633.1	1,601.8

STOCKHOLDERS’ EQUITY
Common stock	280.1	280.1
Capital in excess of par value	314.3	320.3
Reinvested earnings	1,194.3	1,211.0
Common stock in treasury, at cost	(300.8)	(307.4)
Accumulated other comprehensive loss	(181.1)	(173.5)

Total stockholders’ equity	1,306.8	1,330.5

Total liabilities and stockholders’ equity	$2,939.9	$2,932.3

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended September 30,
	2022	2021
Pounds sold (000):
Specialty Alloys Operations	44,562	43,008
Performance Engineered Products	2,326	2,372
Intersegment	(1,998)	(1,852)

Consolidated pounds sold	44,890	43,528

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$305.7	$258.2
Surcharge	141.6	73.7

Specialty Alloys Operations net sales	447.3	331.9

Performance Engineered Products
Net sales excluding surcharge	87.7	73.6
Surcharge	5.5	1.0

Performance Engineered Products net sales	93.2	74.6

Intersegment
Net sales excluding surcharge	(17.7)	(18.9)
Surcharge	0.1	—

Intersegment net sales	(17.6)	(18.9)

Consolidated net sales	$522.9	$387.6

Operating income (loss):
Specialty Alloys Operations	$19.9	$(5.9)
Performance Engineered Products	6.3	0.6
Corporate	(17.1)	(14.2)
Intersegment	(0.8)	0.4

Consolidated operating income (loss)	$8.3	$(19.1)

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other expense (income), net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended September 30,
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEM	2022	2021
Net sales	$522.9	$387.6
Less: surcharge revenue	147.2	74.7

Net sales excluding surcharge revenue	$375.7	$312.9

Operating income (loss)	$8.3	$(19.1)
Special item:
COVID-19 costs	—	1.6

Adjusted operating income (loss)	$8.3	$(17.5)

Operating margin	1.6%	(4.9)%

Adjusted operating margin excluding surcharge revenue and special item	2.2%	(5.6)%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEM	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Three Months Ended September 30, 2022, as reported	$(7.8)	$0.9	$(6.9)	$(0.14)
Special item:
None reported	—	—	—	—

Three Months Ended September 30, 2022, as adjusted	$(7.8)	$0.9	$(6.9)	$(0.14)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.7 million for the three months ended September 30, 2022.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEM	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Three Months Ended September 30, 2021, as reported	$(25.2)	$10.4	$(14.8)	$(0.31)
Special item:
COVID-19 costs	1.6	(0.7)	0.9	0.03

Three Months Ended September 30, 2021, as adjusted	$(23.6)	$9.7	$(13.9)	$(0.28)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.5 million for the three months ended September 30, 2021.

Management believes that loss per share adjusted to exclude the impact of special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended September 30,
FREE CASH FLOW	2022	2021
Net cash used for operating activities	$(78.0)	$(47.0)
Purchases of property, plant, equipment and software	(13.5)	(14.4)
Dividends paid	(9.8)	(9.8)

Free cash flow	$(101.3)	$(71.2)

Management believes that the free cash flow measure provides useful information to investors regarding the Company’s financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended September 30,
NET SALES BY END-USE MARKET	2022	2021
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$183.5	$134.9
Medical	49.8	37.1
Transportation	23.7	31.4
Energy	18.3	16.2
Industrial and Consumer	68.4	66.3
Distribution	32.0	27.0

Total net sales excluding surcharge revenue	375.7	312.9
Surcharge revenue	147.2	74.7

Total net sales	$522.9	$387.6